Exhibit 99.1

Metalline Mining Company 1330 Margaret Avenue Coeur d’Alene, ID 83815	Phone 208-665-2002 Fax 208-665-0041 email: metalin@attglobal.net Web site: www.metalin.com

American Stock Exchange
Symbol: MMG

For Release July 29, 2008—9:00 A.M. Eastern Time

Increased Resource Model Requires Re-evaluation of Sierra Mojada Project Feasibility Study.

Metalline Mining Company is pleased to announce that a new resource model has been completed on the Sierra Mojada, Coahuila, Mexico Oxide Zinc mineralization. The new model was completed by world-recognized Pincock, Allen, and Holt, and more than doubles the amount of zinc present in the deposit. The current model incorporates new drilling results and a complete suite of silver analyses that were not available when the previous model was generated.

The increase in the size and zinc content of the deposit, plus the addition of a potential by-product credit for silver associated with the Oxide Zinc mineralization, requires that the Company take a fresh look at the optimum mine size, mining methods, and other economic and engineering factors. Open pit mining is possibly effective on a deposit of this size and geometry. Open pit mining would remove the production rate constraints that are inherent in the underground mining scenario that is currently being evaluated. A first pass evaluation of open pit mining of the new resource model indicates that mining and processing rates might be as much as 5 times greater than those currently being considered. This would result in significant economies of scale and may allow market opportunities that are not available with a smaller underground operation. Preliminary economic evaluation of open pit mining suggests that it would be much more profitable.

Silver Polymetallic ores provided much of the historic production in the Sierra Mojada area. The company has been actively evaluating these zones and has issued a number of press releases and other public statements concerning them. The Silver Polymetallic mineralization lies adjacent to the Oxide Zinc mineralization on the north side of the east-west Sierra Mojada Fault. In an open pit scenario, this mineralization would be mined during stripping to access the Oxide Zinc mineralization. We do not have enough drill data yet, and in the right places, to create a comprehensive resource model for this mineralization. Current drilling, with 5 drills, is primarily directed at infilling and defining the Silver Polymetallic mineralization in order to bring the data to the quality required for a resource model.

The Silver Polymetallic mineralization is predominantly sulfide in nature and would require a different processing plant to recover the contained metals. The Company needs to gain a complete understanding of the size, grade and metallurgical character of this potentially large silver-rich mineralization in order to understand the impact on the economics of mining the Oxide Zinc mineralization by open pit. If the Silver Polymetallic mineralization can be exploited in the course of developing the Oxide Zinc mineralization, there is potentially an additional, very positive, economic impact on the overall project.

Accordingly, the Company is announcing that it is suspending the underground mine plan and concentrator portions of the feasibility study to evaluate a much larger scale operation in order to exploit both the silver-rich mineralization and the now much larger Oxide Zinc, silver mineralization. Since underground mining may not be conducted, the planned test mining program is being suspended until the open pit possibility is determined.

Forward-Looking Statements

This news release contains forward-looking statements regarding future events and Metalline’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). These statements are based on current expectations, estimates, forecasts, and projections about the industry in which Metalline operates and the beliefs and assumptions of Metalline’s management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions, are intended to identify such forward-looking statements. In addition, any statements that refer to projections of Metalline’s future financial performance, Metalline’s anticipated growth and potentials in its business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified elsewhere herein and Metalline’s Annual Report on Form 10-KSB for the fiscal year ended October 31, 2007 under “Risk Factors.” Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Metalline undertakes no obligation to revise or update any forward-looking statements for any reason.

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